UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2011

FORLINK SOFTWARE CORPORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-18731	98-0398666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

9F Shenzhou Mansion, No. 31
ZhongGuanCun South Road
Haidan District, Beijing, P.R. China
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (0086) 10 6811 8866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(b)	Resignation of Principal Officers and Directors

On April 21, 2011, Ms. Zhenying Sun resigned as a director from the board of directors of Forlink Software Corporation, Inc. (the “Company”).

There were no disagreements between Ms. Sun and any officer or director of the Company. The Company provided a copy of the disclosures it is making in response to this Item 5.02 to Ms. Sun and informed her that she may furnish the company as promptly as possible with a letter stating whether she agrees or disagrees with the disclosures made in response to this Item 5.02, and that if she disagrees, then the company requests that she provide the respects in which she does not agree with the disclosures.  The Company will undertake to file any letter received from Ms. Sun, if any, as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2011	FORLINK SOFTWARE CORPORATION, INC. (Registrant)

	By:	/s/ Yi He
Yi He Chief Executive Officer